Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

SPRAGUE ENERGY PARTNERS LP

This Certificate of Limited Partnership, dated June 22, 2011, has been duly executed and is filed pursuant to Sections 17-201 and 17-204 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Sprague Energy Partners LP”.

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and the address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the business, residence or mailing address of the general partner are:

Sprague Energy GP LLC

Two International Drive, Suite 200

Portsmouth, New Hampshire 03801

EXECUTED as of the date written first above.

SPRAGUE ENERGY PARTNERS LP

By:	Sprague Energy GP LLC,
its general partner

By:	/s/ Paul A. Scoff

Name:	Paul A. Scoff
Title:	Authorized Person